UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 12, 2012

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 12, 2012, Meritage Homes Corporation (the “Company”) entered into an Underwriting Agreement, by and among the Company, the Guarantors (as therein defined), Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”) to sell $126.5 million aggregate principal amount of its 1.875% Convertible Senior Notes due 2032 (the “Notes”), which includes the exercise in full by the underwriters of their overallotment option. The offering of the Notes closed on September 18, 2012. The Company received net proceeds of approximately $123.0 million from this offering, before offering expenses. The Company expects to use these proceeds for general corporate purposes. The Company made certain customary representations, warranties and covenants concerning the Company in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company will pay interest on the Notes on March 15 and September 15 of each year, commencing on March 15, 2013. The Notes will mature on September 15, 2032. The Notes will initially be convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion rate of 17.1985 shares of the Company’s Common Stock per $1,000 principal amount of Notes, corresponding to an initial conversion price of approximately $58.14 per share, representing a conversion premium of approximately 47.5% based on the closing price of $39.42 per share of the Common Stock on September 12, 2012. The conversion rate will be subject to adjustment upon the occurrence of certain events. The Notes are initially guaranteed fully and unconditionally guaranteed, jointly and severally, by all of the Company’s 100% owned subsidiaries (the “Guarantors”).

The Notes were issued under an indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated September 18, 2012 (the “Base Indenture”), as supplemented by that certain Supplemental Indenture No. 1, dated as of September 18, 2012, by and among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”). Copies of the press releases announcing the commencement, the pricing and the closing, dated September 12, 2012, September 12, 2012 and September 18, 2012, respectively, are filed as Exhibits 99.1, 99.2 and 99.3 hereto.

Legal opinions with respect to the validity of the Notes, the Guarantees and the shares of Common Stock issuable upon conversion of the Notes are attached hereto as Exhibits 5.1, 5.2, 5.3 and 5.4 and are incorporated herein by reference.

The Underwriting Agreement under which the Company sold the Notes, the Base Indenture, a form of the Notes, the Supplemental Indenture and the statement of eligibility of the trustee are all filed or incorporated by reference as exhibits to this Current Report.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

1.1	Underwriting Agreement, dated September 12, 2012, by and among the Company, the Guarantors and the Underwriters named therein.

4.1	Indenture, dated as of September 18, 2012, by and among Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture No. 1, dated as of September 18, 2012, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 1.875% Convertible Senior Notes due 2032 (included in Exhibit 4.2).

4.4	Form of Guarantee of 1.875% Convertible Senior Notes due 2032 (included in Exhibit 4.2).

5.1	Opinion of Snell & Wilmer L.L.P., dated September 18, 2012.

5.2	Opinion of Venable LLP, dated September 18, 2012.

5.3	Opinion of Gardere Wynn Sewell LLP, dated September 18, 2012.

5.4	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., dated September 18, 2012.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

23.3	Consent of Gardere Wynn Sewell LLP (included in Exhibit 5.3).

23.4	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (included in Exhibit 5.4).

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, to act as trustee under the Indenture (incorporated by reference to Form S-3ASR (No. 333-180685) filed April 12, 2012).

99.1	Press release dated September 12, 2012 announcing the Notes offering.

99.2	Press release dated September 12, 2012 announcing the pricing of the Notes offering.

99.3	Press release dated September 18, 2012 announcing the closing of the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2012

MERITAGE HOMES CORPORATION

/s/ LARRY W. SEAY
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer

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